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                                                                    EXHIBIT 5.1

                [LETTERHEAD OF MORRIS, NICHOLS, ARSHT AND TUNNELL]


                                 July 7, 1998



Fleetwood Capital Trust
c/o Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503

     Re:  FLEETWOOD CAPITAL TRUST

Ladies and Gentlemen:


     We have acted as special Delaware counsel to Fleetwood Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the preparation of Registration Statement No. 333-51873 (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on May 5, 1998, as amended by
Pre-Effective Amendments No. 1 and 2 thereto (as so amended, the "Registration Statement"), by the Trust and Fleetwood Enterprises, Inc. (the "Company"), relating to the registration with the Commission of the Preferred Securities of the Trust.


     The Preferred Securities have been issued pursuant to (i) a Purchase Agreement dated February 10, 1998 (the "Purchase Agreement") among the initial purchaser named therein (the "Purchaser"), the Trust and the Company and (ii) the Amended and Restated Declaration of Trust of the Trust dated as of February 10, 1998 (the "Governing Instrument"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

     In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Ofice") on January 16, 1998 (the "Certificate"); a Declaration of Trust of the Trust dated as of January 16, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of February 10, 1998 between the Company and The Bank of New York, as Trustee; the Preferred Securities Guarantee Agreement dated as of February 10, 1998 between the Company and The Bank of New York, as Trustee; the Common Securities Guarantee Agreement dated as of February 10, 1998 executed by the Company; the Purchase Agreement; the Trust's Offering Memorandum dated February 4, 1998 relating to the Preferred Securities (the "Offering Memorandum"); the Registration Rights Agreement dated February 10, 1998 among the Trust, the Company and the Purchaser; the



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Fleetwood Capital Trust
July 7, 1998
Page 2



Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Purchase Agreement prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL C. SECTIONS 3801 ET SEQ. (the "Delaware Act"); (v) that each Holder of Preferred Securities has made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Offering Memorandum and the Purchase Agreement;
(vi) that the Preferred Securities have been issued and sold to, and held or transferred by, the Preferred Securities Holders (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing
Instrument, the Offering Memorandum and the Purchase Agreement; (vii) none of the Preferred Securities have been called for redemption, redeemed, converted or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Prospectus forming a part of the Registration Statement or any other offering materials relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.


     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly created and validly existing statutory business trust in good standing under the laws of the State of Delaware.


     2. The Preferred Securities constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust, provided that we note that the Holders of the Preferred Securities may be subject to the withholding provisions of Section 11.4 of the Governing Instrument and may be required to make payments or provide indemnity or security as set forth in the Governing Instrument.



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Fleetwood Capital Trust
July 7, 1998
Page 3


     3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. We note that the Holders of the Preferred Securities may be subject to the withholding provisions of
Section 11.4 of the Governing Instrument and may be required to make payment or provide indemnity or security as set forth in the Governing Instrument.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                           Very truly yours,

                                           /s/ MORRIS, NICHOLS, ARSHT & TUNNELL

                                           MORRIS, NICHOLS, ARSHT & TUNNELL